Exhibit 3.2

BY-LAWS

OF

MOTHERS WORK, INC.

(As Amended and Restated, October 9, 2005)

ARTICLE I
Stockholders Meetings

Section 1.  Place of Meetings.  The meetings of the stockholders shall be held at such time and at such place within or without the State of Delaware as shall be designated by the Board of Directors.

Section 2.  Annual Meeting.  The annual meeting of stockholders shall be held on such date as may be fixed by the Board of Directors, or if no such date is fixed, then on the first Monday in June in each year, or if such day is a legal holiday, then on the first day following that is not a legal holiday.

Section 3.  Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman, the Chief Executive Officer, the President or the Board of Directors.

Section 4.  Notice of Meetings.  Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed or personally delivered not less than ten (10) nor more then sixty (60) days prior to the date of the meeting, by the Secretary, to each stockholder of record entitled to vote at such meeting.  Waiver by a stockholder of notice of a stockholders meeting, signed by him or her, whether before or after the time of such meeting, or attendance at such meeting, shall be equivalent to the giving of such notice.

Section 5.  Voting Rights.  Every holder of record, as provided below, of common stock shall be entitled to vote, in person or by proxy executed in writing and delivered to the Secretary, at or before the meeting and shall be entitled to one vote for each share of stock standing in his or her name; provided that no revocable proxy shall be voted if executed more than three years prior to the date of such meeting.  Except as may otherwise be provided by the Board of Directors from time to time, only stockholders of record at the close of business on a day twenty (20) days prior to the date of a meeting shall be entitled to vote at such meeting.

Section 6.  Quorum.  The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business.  In the absence of a quorum any meeting may be adjourned from time to time.

Section 7.  Notice for Nominations and Proposals.

(a)                      Annual Meetings.

(i)                                     Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this Section 7(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7(a).

(ii)                                  For nominations by a stockholder of persons for election to the Board of Directors and proposals by a stockholder for any other business to be properly brought before an annual meeting of stockholders pursuant to clause (C) of paragraph (a)(i) of this Section 7, the stockholder must have given timely notice thereof in writing to the

Secretary of the Company and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice with respect to any annual meeting must be received by the Secretary at the principal executive offices of the Company not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.  A stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (2) a description of all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the nominee regarding the nomination, and (3) a description of all relationships between the proposed nominee and any of the Company’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Company;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Company’s books, the telephone number of such stockholder, and the name, address and telephone number of such beneficial owner, (2) ) the class and number of shares of the Company which are owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held, (3) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting, and (4) a representation that such stockholder and such beneficial owner intend to continue to hold the reported shares through the date of the Company’s next annual meeting of stockholders.  For purposes of satisfying the requirements of clause (2) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Company either (A) a statement from the record holder of the shares verifying the holdings of the beneficial owner and indicating the length of time the shares have been held by such beneficial owner, or (B) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares have been held.

If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners.

(iii)                               Notwithstanding anything in paragraph (a)(ii) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company at the annual meeting is increased pursuant to an act of the Board of Directors of the Company and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors on or before the date which is 15 days before the latest date by which a stockholder may timely notify the Company of nominations or other business to be brought by a shareholder in accordance with paragraph (a)(ii) of this Section 7, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the 15th day following the day on which such public announcement is first made by the Company.

(b)                     Special Meetings.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting may be made (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this paragraph (b), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph (b).  In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 7 shall be received by the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)                      General.

(i)                                     Procedural Compliance.  Only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to stand for election to the Board of Directors at a meeting of stockholders, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.  Except as otherwise provided by law, the certificate of incorporation of the Company or these bylaws, the Chairman of the Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective proposal or nomination shall be disregarded.

(ii)                                  Public Announcement.  For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii)                               Non-Exclusivity.  If the Company is required under Rule 14a-8 under the Exchange Act to include a stockholder’s proposal in its proxy statement, such stockholder shall be deemed to have given timely notice for purposes of this bylaw with respect to such proposal.  Nothing in this Section 7 shall be deemed to affect any rights of the holders of any series of preferred stock or the Company to elect directors.

ARTICLE II
Directors

Section 1.  Number of Directors.  The business of the Corporation shall be managed by or under the direction of a Board of Directors consisting of nine directors, or such number of directors as the stockholders or the directors may from time to time by resolution direct.  Directors need not be stockholders.

Section 2.  Tenure and Classification.  Directors shall be classified, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible.  Such classes shall originally consist of one class of three directors who shall be elected for a term expiring at the annual meeting of stockholders to be held in 1994; a second class of three directors who shall be elected for a term expiring at the annual meeting of stockholders to be held in 1995; and a third class of three directors who shall be elected for a term expiring at the annual meeting of stockholders to be held in 1996.  The Board of Directors shall increase or decrease the number of directors pursuant to this Article II, Section 2 in order to ensure that the three classes shall be as nearly equal in number as possible.  At each annual meeting of stockholders beginning in 1994, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Section 3.  Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation.  The resignation of any director shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.  Removal of Directors.  A director may be removed only for cause, at any time by the affirmative vote of a majority in voting power at a special meeting of the stockholders called for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting subject to the provisions of Article II, Section 5 hereof.

Section 5.  Vacancies.  Any vacancy occurring in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by election at a meeting of stockholders.  A director so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires, and until such director’s successor shall have been duly elected and qualifies or until his or her earlier death, resignation or removal.

Section 6.  Meetings of the Board; Notice.  Other meetings of the Board of Directors may be held upon the call of the President or a majority of the directors then in office by mailing a written notice of the same to each director at his or her last known post office address at least two (2) days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable, wireless, telephone or verbally at least twenty-four (24) hours before the meeting to each director.  Notice may be waived in writing before or after the time of such meeting, and attendance of a director at a meeting shall constitute a waiver of notice thereof.  Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting.

Section 7.  Quorum and Manner of Action.  Except as otherwise provided by statute or by these By-laws, a majority of the whole Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had.  Notice of any adjourned meeting need not be given.

Section 8.  Written Consent in Lieu of a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE III
Committees

Section 1.  Committees of Directors.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the By-laws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.  The Board of Directors shall establish and maintain a Compensation Committee, an Audit Committee and a Stock Option Committee, whose duties and powers shall be as described herein.

Section 2.  Compensation Committee.  The Compensation Committee will establish remuneration levels for officers of the Corporation, review management organization and development, review significant employee benefit programs and establish and administer executive compensation programs, including bonus plans, deferred compensation plans and any other cash incentive programs, but not including stock option and other equity-based programs or stock incentive programs.

Section 3.  Audit Committee.  The Audit Committee will recommend to the Board of Directors the independent public accountants to be selected to audit the Corporation’s annual financial statements and will approve any special assignments given to such accountants.  The Audit Committee will also review the planned scope of the annual audit and the independent accountants’ letter of comments and management’s responses thereto, possible violations of the Corporation’s business ethics and conflicts of interest policies, any major accounting changes made or contemplated and the effectiveness and efficiency of the Corporation’s internal audit staff.

Section 4.  Stock Option Committee.  The Stock Option Committee will administer the operation of the Corporation’s 1987 Stock Option Plan, as amended, as well as any other stock option or other equity-based program(s), or stock incentive program(s) subsequently adopted by the Corporation, and shall have the authority to grant awards under such plans to the full extent permitted by such plans.

ARTICLE IV
Officers

Section 1.  Number of Officers.  The Board may elect a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, a Chief Accounting Officer, a Treasurer and such other officers and assistant officers and agents as may be chosen by the Board from time to time.  Any two offices may be held by one person.  One of the officers shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

Section 2.  Tenure.  Officers shall serve at the pleasure of the Board of Directors.

Section 3.  Chairman.  The Chairman of the Board of Directors shall preside at all meetings of stockholders and directors.  The Chairman shall represent the Corporation in all matters involving the Corporation’s stockholders.  He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The Chairman shall also perform such other duties as the Board of Directors may from time to time assign to him or her.

Section 4.  Chief Executive Officer.  The Chief Executive Officer shall have general supervision of the affairs of the Corporation, subject to the policies and direction of the Board of Directors, and shall supervise and direct all of the officers and employees of the Corporation but may delegate in his or her discretion any of his or her powers to any officer or such other executives as he or she may designate.  He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  In the absence of the Chairman of the Board of Directors or during any disability on the part of the Chairman to act, the Chief Executive Officer shall preside at all meetings of stockholders and directors, and shall perform such other duties as the Board of Directors may bestow upon him or her.

Section 5.  President.  The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have general and active management of the business of the Corporation.  He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed arid except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  If, for any reason, the Corporation does not have a Chairman or Chief Executive Officer, or such officers are unable to act, the President shall assume the duties of those officers as well.

Section 6.  Chief Operating Officer.  The Chief Operating Officer shall have supervision of the operation of the Corporation, subject to the policies and directions of the Board of Directors.  He or she shall provide for the proper operation of the Corporation and oversee the internal interrelationship amongst any and all departments of the Corporation.  He or she shall submit to the Chief Executive Officer, President and the Board of Directors timely reports on the operations of the Corporation.

Section 7.  Vice President.  Each Vice President shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as may be prescribed from time to time by these By-Laws or by the Board of Directors.

Section 8.  Secretary.  Unless otherwise provided by the Board of Directors, the Secretary shall attend all meetings of the stockholders and Board of Directors and shall record all the proceedings of such meetings in the minute book of the Corporation.  He or she shall give proper notice of meetings of stockholders and the Board of Directors and other notices required by law or by these By-Laws.  He or she shall perform such other duties as these By-Laws or the Board of Directors may from time to time prescribe.

Section 9.  Chief Accounting Officer.  The Chief Accounting Officer shall be the chief accounting officer of the Corporation and shall arrange for the keeping of adequate records of all assets, liabilities and transactions of the Corporation.  He or she shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made.  He or she shall submit to the Chief Executive Officer, President and the Board of Directors timely statements of the accounts of the corporation and the financial results of the operations thereof.

Section 10.  Treasurer.  Unless otherwise provided by the Board of Directors, the Treasurer shall keep correct and complete financial records of the Corporation and shall have custody of the corporate funds, securities, and other valuable effects of the Corporation.  He or she shall deposit all monies and other valuable effects, in the name of the Corporation, in such depositories as may be designated by the Board of Directors.  He or she shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform all such other duties as these By-Laws or the Board of Directors may from time to time prescribe.

ARTICLE V
Indemnification

Section 1.  Indemnification by Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Suit by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the

Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.  Success on the Merits.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.  Determination that Indemnification is Proper.  Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section.  Such determination shall be made:

1.  By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

2.  If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

3.  By the stockholders.

Section 5.  Expenses.  Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section.  Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6.  Personal Liability of Director or Officer.  No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Section 7.  Non-Exclusivity of Indemnification Rights.  The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 8.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article V.

Section 9.  Continuance of Indemnification.  The indemnification and advancement of expenses provided by or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article V shall constitute a contract between the Corporation and each director, officer, employee or agent of the Corporation in each circumstance, and each such person shall have all rights available in law or equity to enforce such contract rights against the Corporation.  Any repeal or modification of any provision of this Article V shall not adversely affect or deprive any director, officer, employee or agent of any right or protection offered by such provision prior to such repeal or modification.

Section 10.  Definition of “the Corporation”.  For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation of its separate existence had continued.

Section 11.  Definition of “Other Enterprises”.  For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan Shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

ARTICLE VI
Capital Stock

Section 1.  Issuance of Shares.  The capital stock, including both authorized but previously unissued shares, as well as treasury shares, may be issued for such consideration, not less than the par value thereof in the case of shares having par value, as shall be fixed from time to time by the Board of Directors.

Section 2.  Transfer of Shares.  The shares of the corporation shall be transferable on the books of the Corporation only upon the surrender of each certificate representing the same, properly endorsed by the registered holder or by his or her duly authorized attorney, or with separate written assignment accompanying the certificates.

Section 3.  Certificate of Stock.  The shares of the Corporation shall be represented by certificates meeting the requirements of the General Corporation Law of the State of Delaware and shall be in such form as shall be approved by the Board of Directors.

Section 4.  Lost, Destroyed and Mutilated Certificates.  The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, or failure to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation, may, in its or his or her discretion, cause to be issued to him or her a new certificate or certificates of stock, upon compliance with such rules and regulations and/or procedures as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation which are not received.

ARTICLE VII
Miscellaneous

Section 1.  Seal.  The corporate seal shall be circular in form and have inscribed thereon the name of the Corporation and the words and figures “Corporate Seal, 1980, Delaware.”

Section 2.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE VIII
Amendments

These By-laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, if notice of such alteration or repeal be contained in the notice of such special meeting.